College Retirement Equities Fund (CREF)

Meeting of Participants

July 12, 2022

Urgent Request
PLEASE SUBMIT YOUR VOTE TODAY!
Dear Participant:	For your convenience, please utilize any of the following methods to submit your vote:
We recently sent proxy materials regarding the Meeting of Participants scheduled for July 12, 2022 at 1:00 p.m. EDT. To date, our records indicate that we have not yet received your vote. If you have already voted, please disregard this notice and thank you.	1. By Internet. Log on to www.proxy-direct.com, enter the control number printed on the voting ballot, and follow the simple online instructions.

For the reasons set forth in the proxy materials, the Board of Trustees recommends a vote “FOR” proposals 1 & 2, and “AGAINST” proposal 3. Your vote is important no matter how many votes you are entitled to cast. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the meeting and avoid the cost of additional solicitation.

2. By Touch-Tone Phone. Call toll-free 1-800-254-4997 and follow the simple instructions. 3. By Mail. Simply return your signed and dated voting ballot in the envelope provided.

If you have any questions regarding the proposals, or need duplicate proxy materials, please contact Computershare Fund Services at 1-866-438-4810. Representatives are available Monday through Friday from 9:00 a.m. to 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time. A copy of the proxy statement is also available on Computershare’s website at www.proxy-direct.com/cre-32672.

4. Attend the Meeting of Participants at the Westin Charlotte on July 12, 2022. Please email Trustees@tiaa.org to obtain an admission pass.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE TODAY!

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